                                                                   Exhibit 5


                                December 3, 1997




Forest City Enterprises, Inc.
1100 Terminal Tower
50 Public Square
Cleveland, OH  44113-2203

                  Re:      $250,000,000 of Debt Securities and
                           Equity Securities of Forest City Enterprises, Inc.
                           --------------------------------------------------

Ladies and Gentlemen:

         We are acting as counsel to Forest City Enterprises, Inc., an Ohio corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time by the Company of certain debt securities of the Company ("Debt Securities"), shares of Class A Common Stock, par value $.33-1/3 per share, of the Company ("Common Stock"), shares of Preferred Stock, without par value, of the Company ("Preferred Stock"), which may be issued in the form of Depositary Shares ("Depositary Shares"), (the Common Stock, the Preferred Stock and the Depositary Shares are referred to collectively herein as "Equity Securities"), in each case as contemplated by the Company's Registration Statement on Form S-3 (No. 333-______),
(the "Registration Statement"). Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

         We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that:

                  1. The Debt Securities being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

                  2. The shares of Common Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor having a value not less than the par value thereof as the

Forest City Enterprises
December 3, 1997
Page 2

         Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid, and nonassessable.

                  3. The shares of Preferred Stock being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid, and nonassessable.

                  4. The Depositary Shares being registered pursuant to the Registration Statement, when issued and delivered as contemplated by the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company's Board of directors may determine, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinion, we have assumed that (i) the Registration Statement, and any amendments thereto, will have become effective,
(ii) a Prospectus Supplement describing each class and/or series of Debt Securities or Equity Securities offered pursuant to the Registration Statement (the "Offered Securities") will have been filed with the Securities and Exchange Commission (the "Commission"), (iii) the definitive terms of each class and/or series of Offered Securities will have been established in accordance with the authorizing resolutions of the Company's Board of Directors, the Company's Articles of Incorporation, and applicable law, (iv) any Offered Securities consisting of Common Stock or Preferred Stock, including Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unissued, (v) resolutions authorizing the Company to issue, offer, and sell the Offered Securities will have been adopted by the Company's Board of Directors and will be in full force and effect at all times at which the Offered Securities are offered or sold by the Company, and (vi) all Offered Securities will be issued in compliance with applicable federal and state securities laws.

         With respect to any Offered Securities consisting of any series of Debt Securities, we have further assumed that (i) an Indenture with respect to such Debt Securities will have been duly executed and delivered by the Company and the applicable Trustee in a form approved by us, and such Indenture will have been qualified under the Trust Indenture Act of 1939, as amended, (ii) all terms of such Debt Securities not provided for in the applicable Indenture will have been established in accordance with the provision of the applicable Indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable Trustee, (iii) such Debt Securities will be duly executed, authenticated, issued, and delivered in accordance with the provisions of the applicable Indenture,

Forest City Enterprises
December 3, 1997
Page 3

and (iv) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable by law.

         In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the General Corporation Law of the State of Ohio, and the federal laws of the United States of America, as in effect on the date hereof.

         We understand that prior to offering for sale any Offered Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which such Offered Securities are to be offered and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Offered Securities or any changes in the Company's capital structure or other pertinent circumstances.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to us in the Prospectus under the caption "Legal Matters."

                                        Very truly yours,

                                        Jones, Day, Reavis & Pogue